UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016 (June 14, 2016)

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GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	001-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319 (Address of Principal Executive Office)

Registrant’s telephone number, including area code (404) 504 - 9828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2016, Gray Television, Inc. (“Gray”, “we” or the “Company”) issued $500,000,000 in aggregate principal amount of its 5.875% Senior Notes due 2026 (the “2026 Notes”) pursuant to an indenture, dated as of June 14, 2016, between Gray, the subsidiary guarantors named therein (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”). The 2026 Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

The 2026 Notes mature on July 15, 2026. Interest accrues on the 2026 Notes from June 14, 2016, and is payable semiannually, on January 15 and July 15 of each year. The first interest payment date is January 15, 2017. We may redeem some or all of the 2026 Notes at any time after July 15, 2021 at specified redemption prices. We may also redeem up to 35% of the aggregate principal amount of the 2026 Notes before July 15, 2019 using the net cash proceeds from certain equity offerings. In addition, we may redeem some or all of the 2026 Notes at any time prior to July 15, 2021 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a make whole premium set forth in the Indenture. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the 2026 Notes.

The 2026 Notes and related guarantees are Gray’s and the Guarantors’ senior unsecured obligations. The 2026 Notes and guarantees rank:

●	equally in right of payment with all of Gray’s and the Guarantors’ existing and future senior unsecured debt;

●	senior in right of payment to all of Gray’s and the Guarantors’ existing and future subordinated debt;

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effectively junior to any of Gray’s and the Guarantors’ existing and future secured debt (including under the Company’s senior credit facility) to the extent of the value of the assets securing such debt; and

●	structurally junior to any debt and liabilities of Gray’s subsidiaries, if any, that do not guarantee the 2026 Notes.

Gray used a portion of the proceeds from the sale of the 2026 Notes to repay the outstanding term loan entered into in February 2016 under the Company’s senior credit facility and to pay transaction related fees and expenses. Gray intends to use the remaining proceeds from the sale of the 2026 Notes for general corporate purposes, which may include, among other things, the repayment of other debt outstanding from time to time, capital expenditures, the financing of possible future business expansions and acquisitions, working capital and the financing of ongoing operating expenses and overhead.

A copy of the Indenture is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 4.1, and a copy of the form of the 2026 Notes is attached to this Report as Exhibit 4.2, and each are incorporated by reference herein. The foregoing description of each of the indenture and the 2026 Notes is qualified in its entirety by reference to the complete text of the Indenture and the form of the 2026 Notes, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01 Other Events.

On June 14, 2016, Gray issued a press release announcing the closing of the sale of the 2026 Notes.

A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
4.1	Indenture, dated as of June 14, 2016, by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee.
4.2	Form of 5.875% Senior Note due 2026 (incorporated by reference to Exhibit A to Exhibit 4.1).
99.1	Press release dated June 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: June 15, 2016	By:	/s/ James C. Ryan
James C. Ryan Executive Vice President and Chief Financial Officer

EXHIBIT index

Number	Exhibit
4.1	Indenture, dated as of June 14, 2016, by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee.
99.1	Press release dated June 14, 2016.